
                                OSMONICS, INC. AND SUBSIDIARIES
                               VALUATION AND QUALIFYING ACCOUNTS
                                        (In thousands)

                         Years Ended December 31, 1995, 1994 and 1993



            Column A                   Column B         Column C          Column D    Column E

                                                        Additions
                                        Balance    Charged    Charged                 Balance
                                          at          to        to                      at
                                       Beginning   Cost and    Other                  End of
          Description                  of Period   Expensed   Accounts   Deductions   Period

Year Ended December 31, 1995:
   Current Operations:
   Allowance for Doubtful Accounts     $1,213      $   21     $109<F3>   $  216<F1>   $1,127
   Warranty and Start-up Reserve       $1,942      $1,002                $1,256<F2>   $1,688

   Discontinued Operations:
   Allowance for Doubtful Accounts     $   46                            $   46<F1>   $    0
   Warranty Reserve                    $1,961                            $    4<F2>   $1,957
   Reserve for Discontinued Operations $  127                            $  127       $    0

Year Ended December 31, 1994:
   Current Operations:
   Allowance for Doubtful Accounts     $1,195      $   50                $   32<F1>   $1,213
   Warranty and Start-up Reserve       $1,921      $1,023                $1,002<F2>   $1,942

   Discontinued Operations:
   Allowance for Doubtful Accounts     $   87                            $   41<F1>   $   46
   Warranty Reserve                    $1,972                            $   10<F2>   $1,961
   Reserve for Discontinued Operations $  240                            $  113       $  127

Year Ended December 31, 1993:
   Current Operations:
   Allowance for Doubtful Accounts     $  707      $  501                $   13<F1>   $1,195
   Warranty and Start-up Reserve       $1,773      $1,018                $  870<F2>   $1,921

   Discontinued Operations:
   Allowance for Doubtful Accounts     $  149                            $   62<F1>   $   87
   Warranty Reserve                    $2,134                            $  162<F2>   $1,972
   Reserve for Discontinued Operations $  549                            $  309       $  240

<F1>
Uncollectible accounts charged against allowance.
<F2>
Actual warranty claims and start-up costs charged against reserve.
<F3>
Addition due to acquisition.